Exhibit 12

                             JOINT FILING AGREEMENT



            JOINT FILING AGREEMENT, dated as of November 22, 1998, by and among Jay B. Langner, Richard D. Segal, Rocco Daloia, Fernando DiBenedetto, Paul R. Pollack, Barry I. Regenstein, Raymond J. Rieder, Noah E. Rockowitz, Michael Rubin, Henry A. Satinskas and River Acquisition Corp.

            WHEREAS, each of the parties hereto, other than Mr. Daloia and River Acquisition Corp., beneficially owns shares and/or options to purchase shares of common stock, par value $1.00 per share (the "Common Stock"), of Hudson General Corporation;

            WHEREAS, the parties hereto constitute a "group" with respect to the beneficial ownership of the Common Stock for purposes of Rule 13d-1 and Schedule 13D promulgated by the Securities and Exchange Commission; and

            NOW, THEREFORE, the parties hereto agree as follows:

            1. The parties hereto shall prepare a single statement containing the information required by Schedule 13D with respect to their respective interests in the Common Stock (the "Reporting Group Schedule 13D"), and the Reporting Group Schedule 13D shall be filed on behalf of each of them.

            2. Each party hereto shall be responsible for the timely filing of the Reporting Group Schedule 13D and any necessary amendments thereto, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning any other party contained therein, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

            3. This Agreement shall continue unless terminated by any party hereto.

            4. Richard D. Segal and Jay B. Langner shall be designated as the persons authorized to receive notices and communications with respect to the Reporting Group Schedule 13D and any amendments thereto.




NYFS10...:\80\57780\0003\1948\AGRN208U.330
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            5. This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the undesigned have executed this Agreement as of the date first above written.



                                /s/ Jay B. Langner
                              -------------------------------------------
                              Jay B. Langner


                                /s/ Richard D. Segal
                              -------------------------------------------
                              Richard D. Segal


                                /s/ Rocco Daloia
                              -------------------------------------------
                              Rocco Daloia


                                /s/ Fernando DiBenedetto
                              -------------------------------------------
                              Fernando DiBenedetto


                                /s/ Paul R. Pollack
                              -------------------------------------------
                              Paul R. Pollack


                                /s/ Barry Regenstein
                              -------------------------------------------
                              Barry Regenstein


                                /s/ Raymond J. Rieder
                              -------------------------------------------
                              Raymond J. Rieder


                                /s/ Noah Rockowitz
                              -------------------------------------------
                              Noah Rockowitz


                                /s/ Michael Rubin
                              -------------------------------------------
                              Michael Rubin


                                /s/ Henry A. Satinskas
                              -------------------------------------------
                              Henry A. Satinskas




                                  2
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                              RIVER ACQUISITION CORP.

                              By:  /s/ Michael Rubin
                                  ---------------------------------------
                                    Michael Rubin
                                    Vice President












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